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                                                                    EXHIBIT 10.8



                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 20th day of May, 1999, by and between Macro International Inc., a Delaware Corporation (the "Company") and Frank J. Quirk (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company believes that it would benefit from the application of the Executive's particular and unique skill, experience and background in the management and operation of the Company, and wishes to employ the Executive as a senior executive officer of the Company; and

     WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

     1.   Employment and Duties.
          ---------------------

          (a) The Company hereby employs the Executive as a senior executive officer on the terms and conditions provided in this Agreement and the Executive agrees to accept such employment subject to the terms and conditions of this Agreement. The Executive shall serve as the Company's Chairman and Chief Executive Officer ("CEO") and shall serve as a member of the Board of Directors of the Company (the "Board"). The Executive shall have responsibility for the day-to-day decisions on the management and operation of the business and the management of the employees and the facilities of the Company, execute the policy and direction of the Company, as well as such other executive duties and responsibilities, as shall from time to time be determined by the Board. Notwithstanding the foregoing, it is agreed that all decisions concerning any additions, deletions or modifications to the Company's employee benefit plans or programs shall be made only with the approval of the Board.
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          (b)  The Executive agrees to devote his best efforts and substantially all of his time, attention, energy and skill to performing his duties hereunder. Provided that such activities shall not violate any provision of this Agreement or the Agreement Not To Compete of even date herewith (the "Non-Compete Agreement") or materially interfere with the performance of his duties hereunder, nothing herein shall prohibit the Executive (i) from engaging in charitable, civic, fraternal, or trade group activities, (ii) from writing academic, trade or mainstream papers or other publishable books, or (iii) from investing his assets in other entities or business ventures.

          (c) Without the Company's prior consent, the Executive shall not obtain goods or services or otherwise deal on behalf of the Company with any business or entity in which the Executive or a member of his family has a financial interest or from which the Executive or a member of his immediate family may derive a financial benefit as a result of such transaction, except that this prohibition shall not apply to any public company in which the Executive or a member of his family owns less than three percent of the outstanding stock.

     2.   Term.  This Agreement shall be effective upon, and the term of this
          ----
Agreement shall commence upon, the consummation of closing of the Stock Purchase Agreement (as hereinafter defined), and shall terminate on the third (3rd) anniversary of the date of said closing (the "Initial Term"), unless earlier terminated in accordance with the terms of this Agreement. For purposes of this Agreement, the "Stock Purchase Agreement" shall mean the proposed Stock Purchase Agreement between Opinion Research Corporation, as the buyer, and all or substantially all of the stockholders of the Company, as the sellers, which is being circulated for signature contemporaneously with the execution of this Agreement. In the event the Stock Purchase Agreement is terminated pursuant to its terms and conditions prior to the consummation of closing thereunder, this Agreement shall thereupon be of no further force or effect. This Agreement may be extended for an additional term (the "Extended Term") by mutual agreement of the parties.
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     3.   Compensation.
          ------------

          (a) As compensation for performing the services required by this Agreement, the Company shall pay to the Executive an annual salary ("Base Compensation") of Two Hundred Twenty Thousand Dollars ($220,000), payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local taxes. The Executive shall not be entitled to additional compensation for serving on the Board. The Executive's Base Compensation shall not be reduced during the Term of this Agreement. The Executive's compensation shall be reviewed annually by the Chief Executive Officer of Opinion Research Corporation, the Company's sole shareholder, no later than December 1 of each year, it being understood that there shall be no obligation to increase Executive's compensation as a result of such review.

          (b) In addition to Base Compensation, the Executive may receive additional compensation ("Incentive Compensation"). The Incentive Compensation for the first year of the Initial Term shall be pursuant to the Macro International Inc. Management Incentive Plan, adopted effective May 1, 1998. The Incentive Compensation for any subsequent year shall be pursuant to such short-term and/or long term incentive compensation programs established from time to time by the Board.

     4.   Executive Benefits.  During the term of this Agreement the Executive
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and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension plans, life, health and disability insurance, cafeteria plans, or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates) for officers, according to the terms of such plan or program.

     5.   Vacation and Leaves of Absence.  The Executive shall be entitled to 20
          ------------------------------
vacation days during each calendar year. Vacation days will accrue, and unused vacation days may be
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carried over to subsequent years, in accordance with the Company's vacation policy in effect on the date of this Agreement. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for prior years and for the year in which this Agreement terminates will be paid to the Executive within 10 days of such termination based on his Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such reasons as the Board in its sole and absolute discretion may determine, and shall be entitled to the same sick leave and holidays provided to other senior executive officers of the Company.

     6.   Expenses.  The Executive shall be promptly reimbursed against
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presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of business-related duties.

     7.   Termination and Termination Benefits.
          ------------------------------------

          (a)  Termination by the Company for Cause.  The Company may terminate
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this Agreement prior to its expiration date for "Cause." In such event, the
Executive shall be paid for his services hereunder only his Base Compensation up to the effective date of such termination. For purposes of this Section 7(a), Cause shall mean (i) an act of dishonesty by the Executive constituting a felony or resulting or intended to result in gain to, or personal enrichment of, the Executive at the Company's expense, (ii) the engaging by the Executive in misconduct which is demonstrably injurious to the Company, (iii) the refusal of the Executive substantially to perform his duties hereunder, (iv) the violation of any reasonable express direction of the Board or of any reasonable rule, regulation, policy or plan established by the Company from time to time which governs the Executive in the performance of his work, (v) the use by the Executive of any illegal substance, or the use by the Executive of alcohol or any controlled substance to an extent that it interferes with the performance of the Executive's duties under this Agreement, and (vi) the substantial breach by the Executive of his obligations in this
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Agreement or in the Non-Compete Agreement; provided, however, that, with respect to Sections 7(a)(iii), (iv) and (vi), such refusals, violations, and/or breaches remain uncured for a period of 15 days after written notice thereof is received by the Executive.

     (b)  Termination by the Executive.  The Executive may terminate this
          ----------------------------
Agreement upon 30 days' written notice to the Company (during which period the Executive shall, if requested in writing by the Company, continue to perform his duties as specified under this Agreement). In such event, the Executive shall be paid only his Base Compensation for his services hereunder up to the effective date of such termination. In addition, the Executive may terminate the Agreement for "Good Cause". For purposes of this Section 7(b), Good Cause shall mean (i) a significant reduction in the level of, or a material adverse change in, the authority, duties and responsibilities of the Executive as a senior executive officer of the Company, or (ii) the failure of the Company to pay to the Executive his Base Compensation or Incentive Compensation (except in the event of a dispute as to the calculation of such Incentive Compensation), provided that such failure shall remain uncured for a period of 15 days after written notice thereof is received by the Company. In the event this Agreement is terminated for Good Cause by the Executive, the Company shall be deemed in breach of this Agreement and the Executive, in addition to the Executive's rights under the Agreement Not To Compete, shall be entitled to such damages with respect thereto as to which he may be entitled at law or in equity with respect thereto.

     (c)  Disability.  The Company may terminate this Agreement due to the
          ----------
Executive's illness, physical or mental disability, or other incapacity, in accordance with the Company's disability practices and policies in effect from time to time; provided, however, that no such termination may occur unless and until the Executive has not performed his duties under this Agreement due to such illness, disability or other incapacity for at least six months. However, prior to such a termination of this Agreement, the Executive shall not be entitled to his
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Base Compensation during any period during which the Executive is receiving sick pay or short-term disability payments from the Company, or long-term disability insurance payments under the Company's long term disability insurance plan.

          (d)  Death.  This Agreement shall terminate on the date of the
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Executive's death. In such event the Executive's estate shall be paid his Base
Compensation for the remainder of the month in which such termination occurs.

     8.   Prior Agreements, Conflicts of Interest.  The Executive represents
          ---------------------------------------
to the Company (a) that there are no restrictions, agreements or understandings, oral or written, to which the Executive is a party or by which the Executive is bound that prevent or make unlawful the Executive's execution or performance of this Agreement; (b) none of the information supplied by the Executive to the Company or any representative of the Company in connection with the Executive's employment by the Company misstated a material fact or omitted information necessary to make the information supplied not materially misleading; and (c) the Executive does not have any business or other relationship that creates a conflict between the interests of the Executive and the Company.

     9.   Company Property.  All materials or data of any kind furnished to the
          ----------------
Executive by the Company, or developed by the Executive on behalf of the Company, or at the direction of the Company, or for the use of the Company, or otherwise in connection with the Executive's employment hereunder, are and shall
remain the sole and confidential property of the Company.   If the Company
requests the return of such materials at any time during, at or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.
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     10.  Miscellaneous.
          -------------

          (a)  Integration; Amendment.  This Agreement, together with the
               ----------------------
Non-Compete Agreement, constitutes the entire agreement between the parties hereto with respect to the employment matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

          (b)  Severability.  If any part of this Agreement is contrary to,
               ------------
prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

          (c)  Waivers.  The failure or delay of any party at any time to
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require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to the other or further notice or demand in similar or other circumstances.

          (d)  Burden and Benefit.  This Agreement shall be binding upon and
               ------------------
inure to the benefit of the parties hereto and their respective successors and, assigns.

          (e)  Governing Law; Headings.  This Agreement and its construction,
               -----------------------
performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of Delaware. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          (f)  Notices. All notices, requests, demands and other communications
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required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger or by facsimile transmission and followed promptly by
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mail) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

               If to the Executive:

               Frank J. Quirk
               2110 Forest Hill Road
               Alexandria, Virginia 22307
               Telephone: 703-329-1620
               Telecopier: 703-329-1618

               With a copy to:

               Christopher C. Roberts, Esq.
               Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
               11921 Rockville Pike, 3rd Floor
               Rockville, Maryland 20852-2743
               Telephone: 301-230-5208
               Telecopier: 301-230-2891


               If to the Company:
-              Macro International Inc.
               11785 Beltsville Drive
               Suite #300
               Calverton, Maryland 20705
               Attention: President
               Telephone: 301-582-0200
               Telecopier: 301-572-0991

               and to

               Opinion Research Corporation
               23 Orchard Road
               Skillman, NJ 08558
               Attention:    President
               Telephone: 908-281-5100
               Telecopier: 908-281-5105

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               With a copy to:

               David Gitlin, Esquire

               Until July 4, 1999:
               Wolf, Block, Schorr and Solis-Cohen LLP
               Twelfth Floor Packard Building
               111 South 15th Street
               Philadelphia, PA  19102-2678
               Telephone: 215-977-2284
               Telecopier: 215-977-2740

               After July 4, 1999:
               Wolf, Block, Schorr and Solis-Cohen LLP
               1650 Arch Street
               Philadelphia, PA 19103
               Telephone: 215-977-2284
               Telecopier: 215-977-2740

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
                              MACRO INTERNATIONAL INC.



                              By: /s/ Michael T. Errecart
                                 --------------------------------------
                                    Name: Michael T. Errecart
                                    Title: President


                              EXECUTIVE:

                              /s/ Frank J. Quirk
                              --------------------------------------(SEAL)
                                    Frank J. Quirk